Exhibit 99.1

Reliance Steel & Aluminum Co. Reports Record 2007 Fiscal Year Results

Sales up 26%; Net Income up 15%; EPS up 11%

LOS ANGELES--(BUSINESS WIRE)--Reliance Steel & Aluminum Co. (NYSE:RS) reported today its financial results for the fiscal year and fourth quarter ended December 31, 2007. For the 2007 year, net income was a record $408.0 million, up 15% compared with net income of $354.5 million for the 2006 year. Earnings per diluted share were a record $5.36 for 2007, up 11% compared with $4.82 for the 2006 year. 2007 sales were a record $7.26 billion, an increase of 26% compared with 2006 sales of $5.74 billion. The 2007 fiscal year financial results include in cost of sales a pre-tax LIFO expense amount of $43.8 million, or $.36 per diluted share, compared with a pre-tax LIFO expense amount of $94.1 million, or $.79 per diluted share, in the 2006 period.

All share and per share amounts have been adjusted for the two-for-one common stock split effective July 19, 2006. The five acquisitions completed during 2007 contributed to the record results and include Encore Group Limited; Crest Steel Corporation; Industrial Metals and Surplus, Inc.; Clayton Metals, Inc. and Metalweb Limited. Full-year operating results from the 2006 acquisitions of Earle M. Jorgensen Company and Yarde Metals, Inc. further contributed to the record 2007 performance.

For the fourth quarter ended December 31, 2007, net income amounted to $79.9 million, up 7% compared with net income of $74.6 million for the same period in 2006. Earnings per diluted share were $1.06 for the three months ended December 31, 2007, compared with earnings of $.98 per diluted share for the three months ended December 31, 2006. Sales for the 2007 fourth quarter were $1.71 billion, an increase of 9% compared with 2006 fourth quarter sales of $1.57 billion. The 2007 fourth quarter financial results include in cost of sales a pre-tax LIFO income amount of $1.2 million, or $.01 per diluted share, compared with a pre-tax LIFO expense amount of $37.9 million, or $.31 per diluted share, in the 2006 period.

David H. Hannah, Chairman of the Board and Chief Executive Officer of Reliance said, “We are very pleased to report our record results for 2007, especially in light of the volatile market conditions throughout the year. Gross profit management was our most difficult task and we handled it well, finishing the year down only slightly from the 2006 level. For the 2007 year, both our volume and average prices were up compared to 2006, driven mostly by our 2006 and 2007 acquisitions.

“We managed our working capital well which, when combined with our record profits, resulted in operating cash flow of $639.0 million, or $8.40 per diluted share, in 2007. Our net debt-to-total capital was 32.4% at December 31, 2007, after funding $124 million of capital expenditures and $270 million of acquisitions, along with repurchasing $82 million of our common stock in 2007. Our current debt level provides us a considerable amount of flexibility for continued growth,” said Hannah.

Hannah further stated, “Looking forward, carbon steel prices have risen significantly during the first quarter of 2008 and prices of the other metals that we sell are relatively steady, resulting in an overall pricing environment that is much more favorable than the last two quarters. Demand, however, is more difficult to predict given the current uncertainty in many parts of the economy. We still see some strength in the main markets we serve, especially in the energy, oil and gas, and aerospace industries. Also, non-residential construction activity for us is still good, but not at 2007 levels.

“Because of the improved pricing environment, we expect some continued improvement in our gross profit margins during the 2008 first quarter compared to 2007 levels, but are somewhat uncertain about the pace of demand. As a result, we currently estimate earnings per diluted share for the 2008 first quarter in a range of $1.25 to $1.35,” said Hannah.

In recognition of the Company’s significant growth in revenues, earnings and cash flow, all of which set records in 2007, on February 13, 2008, the Reliance Board of Directors increased the quarterly dividend rate 25%, to $.10 per share of common stock from $.08 per share. The 2008 first quarter dividend payment of $.10 per share will be paid on March 28, 2008 to shareholders of record on March 7, 2008. The Company has paid regular quarterly dividends for 48 consecutive years.

“In December of 2007, we announced that our 97% owned subsidiary, Valex Corp., opened a facility in the People’s Republic of China. The facility is located in the Nanhui district of Shanghai and will produce ultra high purity tubes, fittings, and valves for the semiconductor, LCD and solar industries. This new venture will be the first Valex manufacturing plant based in China and will position Valex to improve its already significant share of the growing Asian market. Valex also has operations in Ventura, California and Pyongtaek, South Korea. This new facility will allow us to expand our market share in this fast-growing market by offering localized production and enhanced services to our customers and also increases our existing global presence,” Hannah said.

“In January of 2008, we sold the assets and business of the Encore Coils division of Encore Group Limited, a subsidiary of Reliance. We acquired the Encore Group of metals service center companies (Encore Metals, Encore Metals (USA), Inc., Encore Coils, and Team Tube in Canada) effective February 1, 2007. The Encore Metals and Team Tube divisions of the Encore Group, which we retained, specialize in the processing and distribution of alloy and carbon bar and tube, as well as stainless steel sheet, plate and bar products through 13 locations. The Encore Coils division processed and distributed carbon steel flat-rolled products through four facilities located in Western Canada. The most attractive part of the Encore Group to us was its specialty metals business, which we kept. The Encore Coils business did not fit well for us because we did not have any similar facilities nearby that could help support this relatively small business,” said Hannah.

During 2007, the Company purchased 1,673,467 shares of its common stock at an average cost of $49.10 per share under the Stock Repurchase Plan. As of December 31, 2007, the Company had repurchased a total of 12,750,017 shares of its common stock at an average cost of $12.93 per share, since the Stock Repurchase Plan was first adopted in December 1994. At December 31, 2007, there were 10,326,533 shares of the Company’s common stock authorized for repurchase under the Plan. Repurchased shares are redeemed and treated as authorized but unissued shares. Additionally, in early January 2008, the Company repurchased 2,443,500 shares of its common stock at an average cost of $46.97 per share.

Reliance will host a conference call that will be broadcast live over the Internet (listen only mode) regarding the fiscal year and fourth quarter ended December 31, 2007. All interested parties are invited to listen to the web cast on February 21, 2008 at 11:00 a.m. Eastern Time at: http://www.rsac.com/investorinformation or http://www.streetevents.com. Player format: Windows Media and RealPlayer. The web cast will remain on the Reliance web site at: www.rsac.com through March 21, 2008 and a printed transcript will be posted on the Reliance web site after the completion of the conference call.

Reliance Steel & Aluminum Co., headquartered in Los Angeles, California, is one of the largest metals service center companies in the United States. Through a network of more than 185 locations in 37 states and Belgium, Canada, China, South Korea and the United Kingdom, the Company provides value-added metals processing services and distributes a full line of over 100,000 metal products. These products include galvanized, hot-rolled and cold-finished steel; stainless steel; aluminum; brass; copper; titanium and alloy steel sold to more than 125,000 customers in various industries.

Reliance Steel & Aluminum Co.’s press releases and additional information are available on the Company’s web site at www.rsac.com. The Company was named to the 2007 “Fortune 500” List, the Fortune 2007 “100 Fastest Growing Companies” List, the Fortune 2007 List of “America’s Most Admired Companies” and the 2008 Forbes “Platinum 400 List of America’s Best Big Companies.”

This release may contain forward-looking statements relating to future financial results. Actual results may differ materially as a result of factors over which Reliance Steel & Aluminum Co. has no control. These risk factors and additional information are included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006 and other reports on file with the Securities and Exchange Commission.

RELIANCE STEEL & ALUMINUM CO. SELECTED FINANCIAL DATA (In thousands, except share and per share amounts)

	Three Months		Twelve Months
	Ended December 31,		Ended December 31,
	2007	2006	2007	2006
Income Statement Data:
Net sales	$1,705,661	$1,569,192	$7,255,679	$5,742,608
Gross profit	427,605	389,095	1,837,518	1,511,222
Operating profit[1]	146,986	139,486	735,179	633,939
EBITDA[2]	170,411	156,775	812,976	695,298
EBIT[2]	147,990	139,433	733,103	632,824
Pre-tax income	129,522	119,737	654,393	571,132
Net income	79,910	74,642	407,955	354,507
EPS – diluted[3]	$1.06	$0.98	$5.36	$4.82
Weighted average shares outstanding — diluted[3]	75,490,202	76,053,725	76,064,616	73,599,681
Gross margin	25.1%	24.8%	25.3%	26.3%
Operating profit margin[1]	8.6%	8.9%	10.1%	11.0%
EBITDA margin[2]	10.0%	10.0%	11.2%	12.1%
EBIT margin[2]	8.7%	8.9%	10.1%	11.0%
Pre-tax margin	7.6%	7.6%	9.0%	9.9%
Net margin	4.7%	4.8%	5.6%	6.2%
Cash dividends per share[3]	$.08	$.06	$.32	$.22

	December 31,	December 31,
	2007	2006
Balance Sheet Data:
Current assets	$1,721,403	$1,675,389
Working capital	1,121,539	1,124,650
Net fixed assets	824,635	742,672
Total assets	3,983,477	3,614,173
Current liabilities	599,864	550,739
Long-term debt[4]	1,013,260	1,088,051
Shareholders’ equity	2,106,249	1,746,398
Capital expenditures	124,127	108,742
Net debt-to-total capital[5]	32.4%	37.6%
Return on equity[6]	23.4%	27.3%
Current ratio	2.9	3.0
Book value per share[3]	$28.12	$23.07
Cash flow from operations per share[3]	$8.40	$2.59

[1] Operating profit is calculated as net sales less cost of sales, warehouse, delivery, selling, general and administrative expenses and depreciation expense.

[2] See Consolidated Statements of Income for reconciliation of EBIT and EBITDA. EBIT is defined as the sum of income before interest expense and income taxes. EBITDA is defined as the sum of income before interest expense, income taxes, depreciation expense and amortization of intangibles. We believe that EBIT and EBITDA are commonly used as a measure of performance for companies in our industry and are frequently used by analysts, investors, lenders and other interested parties to evaluate a company’s financial performance and its ability to incur and service debt. EBIT and EBITDA should not be considered as a measure of financial performance under accounting principles generally accepted in the United States. The items excluded from EBIT and EBITDA are significant components in understanding and assessing financial performance. EBIT or EBITDA should not be considered in isolation or as an alternative to net income, cash flows generated by operating, investing or financing activities or other financial statement data presented in the consolidated financial statements as an indicator of operating performance or as a measure of liquidity.

[3] All periods have been adjusted to reflect the two-for-one stock split effected in the form of a 100% stock dividend that was effective July 19, 2006.
[4] Long-term debt includes capital lease obligations of $4,495 and $4,956 as of December 31, 2007 and December 31, 2006, respectively.
[5] Net debt-to-total capital is calculated as total debt (net of cash) divided by shareholders’ equity plus total debt (net of cash).

[6] Calculation is based on beginning shareholders’ equity. The 2006 calculation adjusted beginning shareholders’ equity for $360.5 million of common stock and stock options issued to fund an acquisition on April 3, 2006.

RELIANCE STEEL & ALUMINUM CO. CONSOLIDATED BALANCE SHEETS (In thousands, except share amounts)

ASSETS

	December 31,	December 31,
	2007	2006

Current assets:
Cash and cash equivalents	$77,023	$57,475
Accounts receivable, less allowance for doubtful accounts of $16,153 at December 31, 2007 and $16,755 at December 31, 2006	691,462	666,273
Inventories	911,315	904,318
Prepaid expenses and other current assets	24,028	22,179
Income taxes receivable	17,575	25,144
Total current assets	1,721,403	1,675,389
Property, plant and equipment, at cost:
Land	115,294	108,022
Buildings	417,677	385,851
Machinery and equipment	669,671	565,951
Accumulated depreciation	(378,007)	(317,152)
	824,635	742,672

Goodwill	886,152	784,871
Intangible assets, net	464,291	354,195
Cash surrender value of life insurance policies, net	73,953	41,190
Other assets	13,043	15,856
Total assets	$3,983,477	$3,614,173

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$333,986	$340,356
Accrued expenses	37,863	36,481
Accrued compensation and retirement costs	95,539	92,905
Accrued insurance costs	36,884	34,475
Deferred income taxes	23,136	23,706
Current maturities of long-term debt	71,815	22,257
Current maturities of capital lease obligations	641	559
Total current liabilities	599,864	550,739
Long-term debt	1,008,765	1,083,095
Capital lease obligations	4,495	4,956
Long-term retirement costs and other long-term liabilities	62,224	46,111
Deferred income taxes	200,181	181,628
Minority interest	1,699	1,246
Commitments and contingencies
Shareholders’ equity:
Preferred stock, no par value:
Authorized shares — 5,000,000
None issued or outstanding	—	—
Common stock, no par value:
Authorized shares — 100,000,000
Issued and outstanding shares —74,906,824 at December 31, 2007 and 75,702,046 at December 31, 2006, stated capital	646,406	701,690
Retained earnings	1,439,598	1,046,339
Accumulated other comprehensive income/(loss)	20,245	(1,631)
Total shareholders’ equity	2,106,249	1,746,398
Total liabilities and shareholders’ equity	$3,983,477	$3,614,173

RELIANCE STEEL & ALUMINUM CO. CONSOLIDATED STATEMENTS OF INCOME (In thousands, except share and per share amounts)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2007	2006	2007	2006

Net sales	$1,705,661	$1,569,192	$7,255,679	$5,742,608
Other income, net	5,161	2,127	9,931	5,768
	1,710,822	1,571,319	7,265,610	5,748,376
Costs and expenses:
Cost of sales (exclusive of depreciation and amortization shown below)	1,278,056	1,180,097	5,418,161	4,231,386
Warehouse, delivery, selling, general and administrative	262,355	234,447	1,034,473	821,692
Depreciation and amortization	22,421	17,342	79,873	62,474
Interest	18,468	19,696	78,710	61,692
	1,581,300	1,451,582	6,611,217	5,177,244
Income from continuing operations before income taxes	129,522	119,737	654,393	571,132
Provision for income taxes	49,612	45,095	246,438	216,625
Net income	$79,910	$74,642	$407,955	$354,507

Earnings per share:
Income from continuing operations – diluted	$1.06	$.98	$5.36	$4.82
Weighted average shares outstanding – diluted	75,490,202	76,053,725	76,064,616	73,599,681

Income from continuing operations – basic	$1.07	$.99	$5.39	$4.85
Weighted average shares outstanding – basic	74,811,215	75,562,384	75,622,799	73,134,102

Cash dividends per share	$.08	$.06	$.32	$.22

Reconciliation of EBIT and EBITDA
Income from continuing operations before income taxes	$129,522	$119,737	$654,393	$571,132
Interest expense	18,468	19,696	78,710	61,692
EBIT	147,990	139,433	733,103	632,824
Depreciation expense	18,264	15,162	67,866	55,591
Amortization expense	4,157	2,180	12,007	6,883
EBITDA	$170,411	$156,775	$812,976	$695,298

RELIANCE STEEL & ALUMINUM CO. CONSOLIDATED STATEMENTS OF CASH FLOWS (In thousands)

	Twelve Months Ended December 31,
	2007	2006

Operating activities:
Net income	$407,955	$354,507
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	79,873	62,474
Debt premium amortization	—	(2,149)
Deferred income taxes	12,042	7,295
Gain on debt extinguishment	—	(2,264)
Gain on sales of property and equipment	(1,181)	(723)
Minority interest	334	306
Stock based compensation expense	10,120	6,060
Excess tax benefits from stock based compensation	(9,511)	(3,446)
Decrease/(Increase) in cash surrender values of life insurance policies	231	(582)
Changes in operating assets and liabilities (excluding effect of businesses acquired):
Accounts receivable	61,265	(50,566)
Inventories	129,582	(89,414)
Prepaid expenses and other assets	11,087	6,569
Accounts payable and accrued expenses	(62,833)	(97,103)
Net cash provided by operating activities	638,964	190,964

Investing activities:
Purchases of property, plant and equipment	(124,127)	(108,742)
Acquisitions of metals service centers and net asset purchases of metals service centers, net of cash acquired	(269,957)	(542,604)
Proceeds from sales of property and equipment	5,045	3,487
Tax distributions made related to a prior acquisition	(619)	(894)
Net investment in life insurance policies	(31,028)	(3,096)
Proceeds from redemption of life insurance policies	878	1,415
Net cash used in investing activities	(419,808)	(650,434)

Financing activities:
Proceeds from borrowings	658,770	2,547,316
Principal payments on long-term debt and short-term borrowings	(778,520)	(2,063,656)
Debt issue costs	—	(8,170)
Payments to former minority shareholders	—	(1,291)
Net refunds from letters of credit	—	12,919
Dividends paid	(24,207)	(16,145)
Excess tax benefits from stock based compensation	9,511	3,446
Exercise of stock options	16,483	7,115
Issuance of common stock	281	222
Common stock repurchase	(82,168)	—
Net cash (used in)/provided by financing activities	(199,850)	481,756
Effect of exchange rate changes on cash	242	167
Increase in cash and cash equivalents	19,548	22,453
Cash and cash equivalents at beginning of period	57,475	35,022
Cash and cash equivalents at end of period	$77,023	$57,475

Supplemental cash flow information:

Interest paid during the period	$78,167	$70,306
Income taxes paid during the period	$221,145	$213,901

Non-cash investing and financing activities:

Issuance of common stock and stock options in connection with acquisition of metals service center	$—	$360,453
Issuance of short-term notes payable in connection with acquisition of metals service center	$6,713	$—
Issuance of common stock to employee retirement savings plan	$—	$2,830

CONTACT:
Reliance Steel & Aluminum Co.
Kim P. Feazle
Investor Relations
713-610-9937
213-576-2428
kfeazle@rsac.com
investor@rsac.com